Exhibit 4.2

Global Note

representing the Network Equipment Technologies, Inc.

3.75% Convertible Senior Notes due 2014

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.

THIS SECURITY AND THE SHARES OF NETWORK EQUIPMENT TECHNOLOGIES, INC. (THE “COMPANY”) COMMON STOCK (“COMMON STOCK”) ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) OF THE SECURITIES ACT (SUCH EXPIRATION DATE, THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED AFTER THE RESALE RESTRICTION TERMINATION DATE. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
3.75% Convertible Senior Notes due 2014

No. 1

Initially $85,000,000

CUSIP No. 641208 AB9

Network Equipment Technologies, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Increases or Decreases” attached hereto, which shall not exceed $85,000,000, on December 15, 2014.

This Note shall bear interest at the rate of 3.75% per year from December 18, 2007, or from the most recent date to which interest had been paid or provided. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing June 15, 2008, to holders of record at the close of business on the preceding June 1 and December 1, respectively.  Interest payable on each Interest Payment Date shall equal the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including December 18, 2007 if no interest has been paid hereon) to but excluding such Interest Payment Date.

Principal of, and interest (including Additional Interest, if any) on, Global Notes shall be paid in immediately available funds to the account of the Depositary or its nominee.  Payment of principal of Notes in certificated form shall be made at the office or agency designated by the Company for such purpose.  Interest (including Additional Interest, if any) on Notes in certificated form shall be paid (x) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these Notes or (y) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by a holder to the Note Registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the Note Registrar to the contrary.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock, together with cash in lieu of any fractional shares, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed therein.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

NETWORK EQUIPMENT TECHNOLOGIES, INC. By: __________________________________ Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes described in the within-named Indenture

By:

__________________________________

Authorized Officer

REVERSE OF NOTE

NETWORK EQUIPMENT TECHNOLOGIES, INC.
3.75% Convertible Senior Notes due 2014

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.75% Convertible Senior Notes due 2014 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of December 18, 2007 (herein called the “Indenture”), between the Company and U.S. Bank National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.  To the extent permitted by applicable law, if any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Subject to certain exceptions, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and accrued and unpaid interest on, all Notes, may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Company will pay cash amounts due in respect of the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 9.02 of the Indenture, without the consent of each holder of an outstanding Note affected thereby.  Subject to certain exceptions, it is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.  Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional (i) to pay the principal of, and accrued and unpaid interest on, this Note, at the place, at the respective times, at the rate and in the lawful money herein prescribed and (ii) to satisfy its Conversion Obligation in the manner prescribed in the Indenture.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

The Notes are not subject to redemption through the operation of any sinking fund.

Upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to purchase all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to one hundred percent (100%) of the principal amount of the Notes such holder elects to require the Company to purchase, together with accrued and unpaid interest to but excluding the Fundamental Change Purchase Date; provided, however, that if a Fundamental Change Purchase Date occurs after a record date and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest and Additional Interest, if any, on such Interest Payment Date to the Noteholder of record at the close of business on the corresponding Record Date and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Notes to be purchased.  The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof on or before the tenth (10th) Business Day after the occurrence of any Fundamental Change.

Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time prior to the Maturity Date, to convert any Notes or portion thereof which is $1,000 or an integral multiple thereof, into shares of Common Stock, together with cash in lieu of any fractional shares, in each case at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a Conversion Notice, a form of which is attached to the Note, as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in New York, New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The initial Conversion Rate shall be 73.3689 shares for each $1,000 principal amount of Notes.  No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.  No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company in New York, New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary.  All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of, or accrued and unpaid interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

CONVERSION NOTICE

To:  NETWORK EQUIPMENT TECHNOLOGIES, INC.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock, together with cash in lieu of any fractional shares, in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  If shares of Common Stock or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:	Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

Street Address

(City, State and Zip Code) Please print name and address
Principal amount to be converted (if less than all): $___,000

Social Security or Other Taxpayer Identification Number:

ASSIGNMENT FORM

To assign this Note, fill in the form below:
I or we assign and transfer this Note to

_____________________________________________________
(Print or type assignee’s name, address and zip code)

__________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ___________ agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:_____________________________

Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the expiration of the holding period applicable to sales of the Notes under Rule 144(k) of the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1

transferred to the Company or a Subsidiary of the Company; or

2

transferred pursuant to an effective registration statement under the Securities Act; or

3

transferred pursuant to and in compliance with Rule 144A under the Securities Act; or

4

transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 under the Exchange Act.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

FUNDAMENTAL CHANGE PURCHASE NOTICE

To:

Network Equipment Technologies, Inc.

The undersigned registered holder of this Note hereby acknowledges receipt of a notice from Network Equipment Technologies, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase this Note, or the portion thereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Note and directs that the check, in payment for this Note or the portion thereof and any Notes representing any unpurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not purchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:	Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad 15 under the Exchange Act.

Signature Guarantee

Fill in if a check is to be issued, or Notes are to be issued, other than to and in the name of registered holder:

(Name)
Principal amount to be purchased (if less than all): $___________,000

(Street Address)

(City state and zip code) Please print name and address	Social Security or Other Taxpayer Number

SCHEDULE OF INCREASES OR DECREASES

The initial principal amount of this Global Note is $85,000,000.  The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian